Exhibit 23.3

CONSENT OF DELOITTE & TOUCHE LLP

     We consent to the use in this Amendment No. 3 to Registration Statement No. 333-84614 on Form S-4 of CIENA Corporation of our report dated February 12, 2001 (March 29, 2001 as to the second paragraph of Note 1) relating to the financial statements of Cyras Systems, Inc. included in CIENA Corporation’s Form 8-K filed on April 2, 2001, and to the reference to us under the heading “Experts” in the Prospectus.

/s/ Deloitte & Touche LLP

San Jose, California
May 15, 2002